Exhibit p

CONTRIBUTION AGREEMENT

BY AND BETWEEN

BROADSTONE REAL ESTATE, LLC

AND

BROADSTONE REAL ESTATE ACCESS FUND, INC.

Dated as of October 22, 2017

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2017, by and between Broadstone Real Estate Access Fund, Inc., a Maryland corporation (the “Fund”), and Broadstone Real Estate, LLC, a New York limited liability company (the “Contributor”). The Fund and the Contributor are collectively referred to in this Agreement as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 3.1 hereof.

RECITALS

WHEREAS, the Contributor is the holder of record of: (1) 250,000 shares of common stock, par value $0.001 per share, of BNL (the “Contributed Shares”), and (2) 975,609.756 units of membership interest in the Operating Company (the “Contributed Units,” and together with the Contributed Securities, the “Contributed Securities”); and

WHEREAS, (i) the Fund desires to acquire the Contributed Securities from the Contributor and the Contributor desires to transfer the Contributed Securities to the Fund, and (ii) in exchange for the contribution of the Contributed Securities to the Fund, the Fund desires to issue to the Contributor the Fund Shares (as defined below), all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION; CLOSING

Section 1.1 Contribution. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3 below):

(a) the Contributor shall sell, convey, transfer, and assign to the Fund, and the Fund shall purchase, acquire and accept from the Contributor, the Contributed Securities (the “Contribution”), free and clear of any Liens, restrictions (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute) or other encumbrances of any kind, other than (i) restrictions on the offer and sale of securities under Federal and state securities laws and (ii) any restrictions on transfer imposed by the Organizational Documents of BNL and the Operating Company, as applicable; and

(b) in exchange for the Contribution, the Fund shall issue the Fund Shares to the Contributor.

Section 1.2 Consideration.

(a) For purposes of the transactions contemplated by this Agreement, the (i) Contributed Shares will be valued at a price per Contributed Share equal to $80.00, which price equals the most recent “Determined Share Value” (as defined in BNL Charter) established by the independent directors of BNL prior to the date hereof; and (ii) the Contributed Units will be valued at a price per Contributed Unit equal to $10.25, which price equals the most recent Determined Share Value (as defined in the Broadtree Residential Charter) established by the independent directors of Broadtree Residential, for an aggregate value of the Contributed Securities equal to Thirty Million Dollars ($30,000,000) (the “Contribution Value”).

(b) As consideration for the Contributed Securities, at the Closing, the Fund shall issue to the Contributor 3,000,000 shares of its Class I common stock, par value $0.01 per share (the “Fund Shares”).

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement pursuant to the transfer and exchange of documents via e-mail, or in such other manner and location as the Parties may mutually agree upon.

Section 1.4 Closing Deliveries.

(a) Contributor’s Closing Deliveries. At the Closing, the Contributor shall deliver to the Fund the following:

(i) the stock ledger of BNL, reflecting the transfer of the Contributed Shares to the Fund and the Fund’s beneficial and record ownership thereof;

(ii) a joinder to the limited liability company agreement of the Operating Company, duly executed by the Operating Company; and

(b) Fund’s Closing Deliveries. At the Closing, the Fund shall deliver to the Contributor the following:

(i) the stock ledger of the Fund, reflecting the issuance of the Fund Shares to the Contributor and the Contributor’s beneficial and record ownership thereof;

(ii) a joinder to the limited liability company agreement of the Operating Company, duly executed by the Fund; and

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES OF THE FUND

Section 2.1 Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Contributor that as of the Closing:

(a) Organization; Qualification. The Fund is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland.

(b) Authorization; Enforceability. The Fund has all corporate power and authority to execute and deliver this Agreement and all agreements contemplated hereby to which it is a party, perform its obligations under this Agreement and all agreements contemplated hereby to which it is a party and carry out the transactions contemplated hereby and thereby. All approvals necessary for the Fund’s execution and delivery of this Agreement and all agreements contemplated hereby to which it is a party, and the Fund’s performance of its obligations hereunder and thereunder, including any consents or approvals of the stockholders of the Fund, have been obtained. This Agreement has been duly executed and delivered by the Fund, and all agreements contemplated hereby to which the Fund is a party have been duly executed and delivered, and this Agreement and such other agreements, assuming the due authorization, execution and delivery in each case by the other parties hereto and thereto, will constitute, upon such execution and delivery in each case thereof, the legal, valid and binding obligations of the Fund, enforceable in accordance with their terms and conditions, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Except for any approvals or consents obtained by the Fund as set forth in Section 2.1(b), no consent, waiver, approval or authorization of any third party, including any governmental authority, is required to be obtained by the Fund in connection with the execution, delivery and performance of this Agreement and any other agreements contemplated hereby to which the Fund is a party, the performance by the Fund of its obligations under this Agreement and all other agreements contemplated hereby to which it is a party or the consummation the transactions contemplated hereby and thereby.

(d) No Violation. None of the execution and delivery by the Fund of this Agreement and all agreements contemplated hereby to which it is a party, the performance by the Fund of its obligations under this Agreement and all agreements contemplated hereby to which it is a party or the consummation of the transactions contemplated hereby and thereby, does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, cancellation or amendment, of (A) the Organizational Documents of the Fund, (B) any agreement, document or instrument to which the Fund is a party or by which the Fund or any of its assets or properties are bound or (C) any applicable law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on the Fund or by which the Fund or any of its respective assets or properties are bound or subject, or (ii) result in the creation of any Lien upon the property or any other assets of the Fund.

(e) Legal Proceedings; Orders.

(i) There are no material Legal Proceedings pending or threatened (a) against or by the Fund or any of its subsidiaries or affecting any of their respective properties or assets, or (b) against or by the Fund or any of its subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(ii) There are no outstanding orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any court or governmental authority and no unsatisfied judgments, penalties or awards against or affecting the Fund or any of its subsidiaries, or any of their properties or assets.

(f) Capitalization. All of the Fund Shares were issued in accordance with the terms of this Agreement and with applicable securities laws. None of the Fund Shares were issued in violation of any agreement or commitment to which the Fund is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(g) Investment Representations. The Fund acknowledges and agrees that (i) the Contributed Securities have not been registered under the Securities Act, or any state or foreign securities laws, (ii) the Contributed Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or is pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws, (iii) there is not presently a public market for the Contributed Securities and (iv) the Fund may not be able to liquidate its investment in the Contributed Securities in the event of an emergency or to pledge the Contributed Securities as collateral security for loans. The Fund further represents and warrants to the Contributor as follows:

(i) Investment. The Fund is acquiring the Contributed Securities solely for the Fund’s own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof.

(ii) Knowledge. The Fund is knowledgeable, sophisticated and experienced in business and financial matters, and has no need for liquidity of investment with respect to the Contributed Securities. The Fund fully understands the limitations on transfer of the Contributed Securities imposed by the securities laws and the organizational documents of BNL and Broadtree. The Fund has been solely responsible for its own due diligence investigation of each of BNL and Broadtree and their businesses, and its analysis of the merits and risks of an investment in each of BNL and the Operating Company. The Fund is able to bear the economic risk of holding the Contributed Securities for an indefinite period and is able to afford the complete loss of the Fund’s investment in the Contributed Securities. The Fund has received and reviewed all information and documents about or pertaining to (A) each of BNL and the Operating Company and their respective businesses and organizational documents, and (B) the Contributed Securities as the Fund deems necessary or desirable to evaluate the merits and risks related to the Fund’s investment in the Contributed Securities, and has been given the opportunity to obtain any additional information or documents and to ask questions of the proposed management of each of BNL and Broadtree and receive answers about such information and documents. The Fund acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Contributed Securities. The Fund is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Fund’s advisors (including tax advisors), and not upon that of the Contributor nor any of the Contributor’s affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement.

(iii) Holding Period. The Fund acknowledges that it has been advised that (A) unless the Contributed Securities are subsequently registered under the Securities Act or an exemption from such registration is available, such Contributed Securities may have to be held indefinitely, (B) none of the Contributor, BNL or the Operating Company has any obligation or intention to register the Contributed Securities under the Securities Act, and (B) a notation shall be made in the appropriate records of each of BNL and the Operating Company indicating that the Contributed Securities are subject to restrictions on transfer.

(iv) No General Solicitation. The Fund acknowledges that neither the Contributor nor any other Person offered to sell, transfer or issue the Contributed Securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) No Brokers. Neither the Fund nor any of the Fund’s respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any Person that will result in the obligation of the Contributor or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 2.2 Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Fund that as of the Closing:

(a) Organization; Qualification. The Contributor is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New York.

(b) Authorization; Enforceability. The Contributor has all limited liability company power and authority to execute and deliver this Agreement and all agreements contemplated hereby to which it is a party, perform its obligations under this Agreement and all agreements contemplated hereby to which it is a party and carry out the transactions contemplated hereby and thereby. All approvals necessary for the Contributor’s execution and delivery of this Agreement and all agreements contemplated hereby to which it is a party, and the Contributor’s performance of its obligations hereunder and thereunder, have been obtained. This Agreement has been duly executed and delivered by the Contributor, and all agreements contemplated hereby to which the Contributor is a party have been duly executed and delivered, and this Agreement and such other agreements, assuming the due authorization, execution and delivery in each case by the other parties hereto and thereto, will constitute, upon such execution and delivery in each case thereof, the legal, valid and binding obligations of the Contributor, enforceable in accordance with their terms and conditions, except as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Except for any approvals or consents obtained by the Contributor as set forth in Section 2.2(b), no consent, waiver, approval or authorization of any third party, including any governmental authority, is required to be obtained by the Contributor in connection with the execution, delivery and performance of this Agreement and any other agreements contemplated hereby to which the Contributor is a party, the performance by the Contributor of its obligations under this Agreement and all other agreements contemplated hereby to which it is a party or the consummation the transactions contemplated hereby and thereby.

(d) No Violation. None of the execution and delivery by the Contributor of this Agreement and all agreements contemplated hereby to which it is a party, the performance by the Contributor of its obligations under this Agreement and all agreements contemplated hereby to which it is a party or the consummation of the transactions contemplated hereby and thereby, does or will, with or without the giving of notice, lapse of time, or both, (i) contravene, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, cancellation or amendment, of (A) the Organizational Documents of the Contributor, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or any of its assets or properties are bound or (C) any applicable law, or term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority, which is binding on the Contributor or by which the Contributor or any of its respective assets or properties are bound or subject, or (ii) result in the creation of any lien upon the Contributed Securities or any other property or assets of the Contributor.

(e) Legal Proceedings; Orders.

(i) There are no material Legal Proceedings pending or threatened (a) against or by the Contributor or any of its subsidiaries or affecting any of their respective properties or assets, or (b) against or by the Contributor or any of its subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(ii) There are no outstanding orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any court or governmental authority and no unsatisfied judgments, penalties or awards against or affecting the Contributor or any of its subsidiaries, or any of their properties or assets.

(f) Title to Contributed Securities. The Contributor is the holder of record and beneficial owner of the Contributed Securities, free and clear of all Liens, restrictions (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute) or other encumbrances of any kind, other than (i) restrictions on the offer and sale of securities under Federal and state securities laws and (ii) any restrictions on transfer and ownership imposed by the Organizational Documents of BNL and the Operating Company, as applicable.

(g) Non-Foreign Status. The Contributor is not a foreign person for purposes of Section 1445(a) of the Code, and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

(h) Investment Representations. The Contributor acknowledges and agrees that (i) the Fund Shares have not been registered under the Securities Act or any state or foreign securities laws, (ii) the Fund Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or is pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws, (iii) there is not presently a public market for the Fund Shares and (iv) the Contributor may not be able to liquidate its investment in the event of an emergency or to pledge the Fund Shares as collateral security for loans. The Contributor further represents and warrants to the Fund as follows:

(i) Investment. The Contributor is acquiring the Fund Shares solely for the Contributor’s own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof.

(ii) Knowledge. The Contributor is an “accredited investor,” as such term is defined in Section 501(a) of the Securities Act. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters, and has no need for liquidity of investment with respect to the Fund Shares. The Contributor fully understands the limitations on transfer of the Fund Shares imposed by the Federal securities laws and the Fund’s organizational documents. The Contributor has been solely responsible for its own due diligence investigation of the Fund and its business, and its analysis of the merits and risks of an investment in the Fund. The Contributor is able to bear the economic risk of holding the Fund Shares for an indefinite period and is able to afford the complete loss of the Contributor’s investment in the Fund Shares. The Contributor has received and reviewed all information and documents about or pertaining to (A) the Fund and its business and organizational documents and (B) the Fund Shares as the Contributor deems necessary or desirable to evaluate the merits and risks related to the Contributor’s investment in the Fund Shares, and has been given the opportunity to obtain any additional information or documents and to ask questions of the proposed management of the Fund and receive answers about such information and documents. The Contributor acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Fund Shares. The Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Contributor’s advisors (including tax advisors), and not upon that of the Fund nor any of the Fund’s affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.

(iii) Holding Period. The Contributor acknowledges that it has been advised that (A) unless the Fund Shares are subsequently registered under the Securities Act or an exemption from such registration is available, such Fund Shares may have to be held indefinitely, (B) the Fund has no obligation or intention to register the Fund Shares under the Securities Act, and (B) a notation shall be made in the appropriate records of the Fund indicating that the Fund Shares are subject to restrictions on transfer.

(iv) No General Solicitation. The Contributor acknowledges that neither the Fund nor any other Person offered to sell or issue the Fund Shares to the Contributor by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(i) No Brokers. Neither the Contributor nor any of the Contributor’s respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any Person that will result in the obligation of the Fund or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 2.3 Indemnification.

(a) The Fund shall indemnify and hold harmless the Contributor and the Contributor’s partners, members, managers, directors, officers, employees, agents, representatives, beneficiaries and affiliates (each, an “Indemnified Contributor Party”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with any breach of a representation, warranty, covenant or agreement of the Fund contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified Contributor Party shall have the right to receive or recover special, compensatory or punitive damages against the Fund and hereby waives any and all rights to receive such special, compensatory or punitive damages.

(b) The Contributor shall indemnify and hold harmless the Fund and the Fund’s partners, members, managers, directors, officers, employees, agents, representatives, beneficiaries and affiliates (each, an “Indemnified Fund Party”) from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the Indemnified Fund Party in connection with any breach of any representation, warranty, covenant or agreement of the Contributor contained in this Agreement. Notwithstanding anything contained herein to the contrary, no Indemnified Fund Party shall have the right to receive or recover special, compensatory or punitive damages against any Contributor and hereby waives any and all rights to receive such special, compensatory or punitive damages.

ARTICLE 3.

MISCELLANEOUS

Section 3.1 Certain Definitions. As used in this Agreement:

“BNL” means Broadstone Net Lease, Inc., a Maryland corporation.

“BNL Charter” means the articles of incorporation of BNL, dated as of October 18, 2007.

“Broadtree Residential” means Broadtree Residential, Inc. a Maryland corporation.

“Broadtree Residential Charter” means the articles of incorporation of Broadtree Residential, dated as of December 17, 2012.

“Code” means the Internal Revenue Code of 1986, as amended.

“Legal Proceedings” means any suits, actions, proceedings, investigations, claims or orders, whether criminal, civil, administrative or regulatory.

“Lien” means any pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, license, adverse claim or interest, covenant, encroachment, burden, title defect, voting trust agreement, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever.

“Operating Company” means Broadtree Residential, LLC, a New York limited liability company.

“Organizational Documents” means (a) with respect to a corporation, its certificate or articles of incorporation, charter, and bylaws; (b) with respect to a limited liability company, its certificate or articles of formation and the limited liability company agreement or operating agreement any other similar organizational documents, (c) with respect to any other entity, any charter, articles or similar document adopted or filed in connection with the creation, formation or organization of such entity, and (d) any amendment to any of the foregoing.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, legal entity or governmental or regulatory authority.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

Section 3.2 Further Assurances. Each Party shall take such other actions and execute and deliver such additional documents following the Closing as may be reasonably requested in order to effect the transactions contemplated hereby.

Section 3.3 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.4 Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

Section 3.5 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all the Parties. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement is sought.

Section 3.6 Entire Agreement. This Agreement and all related agreements referred to herein constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 3.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be void and of no effect, except that the Fund may assign this Agreement and its rights and obligations hereunder and thereunder (other than the obligation to issue Fund Shares, which shall remain with the Fund) to its affiliate without the consent of the Contributor; and provided, further, that the Fund may assign its right to receive the Contributed Securities to one or more of its wholly owned subsidiaries.

Section 3.8 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 3.9 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any Party or any other Person.

Section 3.10 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Parties to effect such replacement.

Section 3.11 Equitable Remedies. The Contributor agrees that irreparable damage may occur to the Fund in the event that any of the provisions of this Agreement were not performed by the Contributor in accordance with their specific terms or were otherwise breached by the Contributor. It is accordingly agreed that the Fund shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by any Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Fund is entitled under this Agreement or otherwise at law or in equity; provided, however, any such claim or claims for equitable relief must be filed (and after such filing maintained) by the Fund within ninety (90) days of the Fund having delivered written notice to Contributor alleging such breach or failure to perform by the Contributor.

Section 3.12 Confidentiality. All press releases or other public communications of any kind relating to the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Fund and the Contributor who contributed the Contributed Securities which is the subject of the press release or other public communication, in each case not to be unreasonably withheld; provided, however, that the Parties may disclose the terms and conditions of this Agreement (a) as required by law, (b) to consummate the terms of this Agreement or any financing relating thereto, or (c) to the disclosing Party’s respective lenders, attorneys and accountants and advisors.

Section 3.13 Reliance. Each Party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other Party, and that it has or will consult with its own advisors.

Section 3.14 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 3.15 Notice. Any notice to be given hereunder by any Party to the other shall be given in writing by personal delivery, by registered or certified mail, postage prepaid, return receipt requested or by any nationally-recognized overnight carrier, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any Party may change the address set forth below by written notice to other Parties in accordance with this paragraph.

To the Contributor:

Broadstone Real Estate, LLC

800 Clinton Square

Rochester, New York 14604

Attn: John D. Moragne

To the Fund:

Broadstone Real Estate Access Fund, Inc.

800 Clinton Square

Rochester, New York 14604

Attn: John D. Moragne

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

CONTRIBUTOR:

BROADSTONE REAL ESTATE, LLC, a
New York limited liability company

By:	/s/ Christopher J. Czarnecki
Name:	Christopher J. Czarnecki
Its:	Chief Executive Officer

FUND:

BROADSTONE REAL ESTATE ACCESS FUND, INC., a Maryland corporation

By:	/s/ Christopher J. Czarnecki
Name:	Christopher J. Czarnecki
Its:	Chief Executive Officer